                                                                     EXHIBIT 3.2










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                           AMENDED AND RESTATED BYLAWS

                                       OF

                          SUPERIOR WELL SERVICES, INC.





                              Dated as of [ ], 2005



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                                TABLE OF CONTENTS


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
                                                ARTICLE I

OFFICES AND RECORDS......................................................................................2


                                                ARTICLE II
                                               STOCKHOLDERS

Section 2.1.      Annual Meeting.........................................................................1
Section 2.2.      Special Meeting........................................................................1
Section 2.3.      Place of Meeting.......................................................................1
Section 2.4.      Fixing Record Dates....................................................................1
Section 2.5.      Notice of Meeting......................................................................2
Section 2.6.      Quorum and Adjournment; Voting.........................................................2
Section 2.7.      Proxies................................................................................3
Section 2.8.      Notice of Stockholder Business and Nominations.........................................3
Section 2.9.      Procedure for Election of Directors....................................................6
Section 2.10.     Required Vote..........................................................................6
Section 2.11.     Inspectors of Elections; Opening and Closing the Polls.................................6
Section 2.12.     Conduct of Meetings....................................................................6

                                               ARTICLE III
                                                THE BOARD

Section 3.1.      General Powers.........................................................................7
Section 3.2.      Number; Qualifications.................................................................7
Section 3.3.      Regular Meetings.......................................................................7
Section 3.4.      Special Meetings.......................................................................7
Section 3.5.      Conference Telephone Meetings..........................................................7
Section 3.6.      Quorum; Conduct of Business............................................................7
Section 3.7.      Vacancies; Increases in the Number of Directors........................................8
Section 3.8.      Committees.............................................................................8
Section 3.9.      Action by Consent of Board or Committee................................................9
Section 3.10.     Records................................................................................9

                                                ARTICLE IV
                                                 OFFICERS

Section 4.1.      Officers...............................................................................9
Section 4.2.      Election and Term of Office............................................................9
Section 4.3.      Chairman of the Board; Chief Executive Officer........................................10
Section 4.4.      Chief Executive Officer...............................................................10
Section 4.5.      President.............................................................................10
Section 4.6.      Vice Presidents.......................................................................10
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
Section 4.7.      Treasurer.............................................................................10
Section 4.8.      Secretary.............................................................................10
Section 4.9.      Removal...............................................................................11
Section 4.10.     Vacancies.............................................................................11
Section 4.11.     Delegation of Authority...............................................................11

                                                ARTICLE V
                                     STOCK CERTIFICATES AND TRANSFERS

Section 5.1.      Stock Certificates and Transfers......................................................11
Section 5.2.      Lost, Stolen or Destroyed Certificates................................................11

                                                ARTICLE VI
                                INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 6.1.      Right to Indemnification..............................................................11
Section 6.2.      Right of Claimant to Bring Suit.......................................................12
Section 6.3.      Non-Exclusivity of Rights.............................................................13
Section 6.4.      Insurance.............................................................................13
Section 6.5.      Severability..........................................................................13
Section 6.6.      Expenses as a Witness.................................................................13
Section 6.7.      Nature of Rights......................................................................13

                                               ARTICLE VII
                                         MISCELLANEOUS PROVISIONS

Section 7.1.      Fiscal Year...........................................................................13
Section 7.2.      Dividends.............................................................................14
Section 7.3.      Seal..................................................................................14
Section 7.4.      Waiver of Notice......................................................................14
Section 7.5.      Resignations..........................................................................14

                                               ARTICLE VIII
                              CONTRACTS; VOTING SECURITIES OF OTHER ENTITIES

Section 8.1.      Contracts.............................................................................14
Section 8.2.      Action with Respect to Securities of Other Entities...................................14

                                                ARTICLE IX
AMENDMENTS..............................................................................................15
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                                      -ii-

                           AMENDED AND RESTATED BYLAWS
                                       OF
                          SUPERIOR WELL SERVICES, INC.


                                   ARTICLE I
                               OFFICES AND RECORDS

         Superior Well Services, Inc. (the "Corporation") shall maintain a registered office in Delaware and may maintain such other offices and keep its books, documents and records at such places within or without Delaware as may, from time to time, be designated by the board of directors of the Corporation (collectively, the "Board" and each director, a "Director").

                                   ARTICLE II
                                  STOCKHOLDERS

         Section 2.1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be fixed by resolution of the Board.

         Section 2.2. Special Meeting. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock, as defined in the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), as to dividends or upon liquidation, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by:

         (a) Board pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of authorized Directors, whether or not there exists any vacancy in previously authorized directorships (the "Whole Board"), or

         (b) the Chairman of the Board.

No business other than that stated in the notice shall be transacted at any special meeting.

         Section 2.3. Place of Meeting. The Board or the Chairman of the Board, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

         Section 2.4. Fixing Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and
(2) in the
case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         Section 2.5. Notice of Meeting. Notice, stating the place, day and hour of the meeting and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten calendar days nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or required by law or the Certificate of Incorporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such person's address as it appears on the stock transfer books of the Corporation. Without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided by
Section 232 of the Delaware General Corporation Law (the "DGCL"). Meetings may be held without notice if all stockholders entitled to vote are present (without being present for the purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened), or if notice is waived by those not present in accordance with
Section 7.4 of these Bylaws. The Board may cancel, reschedule or postpone any previously scheduled annual or special meeting.

         Section 2.6. Quorum and Adjournment; Voting. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of all outstanding shares of the Corporation entitled to vote in the election of Directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting separately as a class, the holders of a majority of the voting power of all outstanding shares of such class or series represented in person or by proxy shall constitute a quorum of such class or series for the transaction of such business. The chairman of the meeting, as determined by Article IV of these Bylaws, may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which notice was originally given, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date and time of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that might have been transacted at the


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original meeting. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 2.7. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such other manner permitted by the DGCL) by the stockholder or by such person's duly authorized attorney-in-fact.

         Section 2.8. Notice of Stockholder Business and Nominations.

         (a) Annual Meetings of Stockholders.

                  (i) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation's notice of meeting in accordance with Section 2.5 of these Bylaws, (B) by or at the direction of the Board, or (C) by any stockholder of the Corporation who was a stockholder of record at the time the notice provided for in this Bylaw was given, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

                  (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of
         Section 2.8(a)(i) hereof, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper matter for stockholder action under applicable law. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th calendar day prior to the first anniversary of the date of the preceding year's annual meeting nor later than the close of business on the 90th calendar day prior to the first anniversary of the date of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 70 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting nor later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. The first anniversary of the first annual meeting of stockholders of the Corporation shall be deemed to be , 2006. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder and such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder's proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

                  (iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Bylaw to the contrary, in the event that the number of Directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board at least 100 calendar days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Corporation.

         (b) Special Meetings of the Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting under Section 2.5 of these Bylaws. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board, or
(ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting pursuant to clause (ii) if the stockholder's notice required by paragraph
(a)(ii) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th calendar day prior to such special meeting, nor later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

         (c) General.

                  (i) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause
         (a)(ii)(C)(4) of this Section 2.8) and (b) if any proposed nomination or business was not made or proposed in compliance with this Bylaw, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Bylaw, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Bylaw, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, to the Secretary of the Corporation at the meeting of the stockholders.

                  (ii) For purposes of this Bylaw, "public announcement" shall mean any method (or combination of methods) of disclosure that is reasonably designed to provide broad, non-exclusionary distribution of the information to the public or the furnishing or filing of any document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (iii) A stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect Directors under an applicable Preferred Stock Designation (as defined in the Certificate of Incorporation).

         Section 2.9. Procedure for Election of Directors. Election of Directors at all meetings of the stockholders at which Directors are to be elected shall be by ballot unless otherwise determined by the Board prior to such meeting, and, subject to the rights of the holders of any series of Preferred Stock to elect Directors under an applicable Preferred Stock Designation, a plurality of the votes cast thereat shall elect Directors.

         Section 2.10. Required Vote. Except as otherwise provided by law, the Certificate of Incorporation, any Preferred Stock Designation or these Bylaws, in all matters other than the election of Directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

         Section 2.11. Inspectors of Elections; Opening and Closing the Polls. The Board by resolution may, or, if required by law, shall, appoint, or shall authorize an officer of the Corporation to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of the stockholders, the chairman of the meeting may, or, if required by applicable law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person's ability. The inspector(s) shall have the duties prescribed by law. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

         Section 2.12. Conduct of Meetings. The Board may to the extent not prohibited by law adopt such rules and regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.


                                  ARTICLE III
                                   THE BOARD

         Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by and under the direction of the Board. In addition to the powers and authorities expressly conferred upon the Board by these Bylaws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Except as otherwise provided by law, these Bylaws or by the Certificate of Incorporation, all decisions of the Board shall require the affirmative vote of a majority of the Directors present at a meeting at which a quorum is present.

         Section 3.2. Number; Qualifications. Subject to the rights of any series of Preferred Stock to elect Directors under specified circumstances, the number of the Directors constituting the entire Board shall be fixed from time to time exclusively by resolution adopted by a majority of the Whole Board. A Director need not be a stockholder of the Corporation.

         Section 3.3. Regular Meetings. The Board shall meet at least four times a year. Regular meetings shall be held at such place or places, and at such time or times as shall have been established by the Chairman of the Board or the Board and communicated to all Directors. A notice of each regular meeting shall not be required.

         Section 3.4. Special Meetings. A special meeting of the Board may be called at the request of (a) the Chairman of the Board, (b) the President or (c) a majority of the Whole Board, and such meeting shall be held at such place, on such date, and at such time as he or she shall fix. Notice of the place, date, time and purpose of each such special meeting shall be given to each Director by whom it is not waived by mailing written notice not less than 5 days before the meeting or by telephone or by facsimile or electronic transmission of the same not less than 24 hours before the meeting.

         Section 3.5. Conference Telephone Meetings. Members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

         Section 3.6. Quorum; Conduct of Business. A majority of the Whole Board present in person or participating in accordance with Section 3.5 shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. Subject to applicable law and any provisions of these Bylaws or the Certificate of

Incorporation, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

         Section 3.7. Vacancies; Increases in the Number of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding and except as otherwise provided by law, resolution of the Board or in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled only by vote of the majority of the Directors then in office, although less than a quorum, or a sole remaining Director (and not by the stockholders); and any Director so chosen shall hold office until the next election of the class for which such Director has been chosen and until his successor shall be duly elected and shall qualify, unless sooner displaced.

         Section 3.8. Committees. (a) The Board may, subject to applicable law, establish committees of the Board and may delegate its powers and authority to such committees. Each such committee shall consist of one or more of the Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

         (b) The Board shall have an audit committee meeting the independence and experience requirements set forth in Rule 10A-3 under the Exchange Act and in the listing standards of the principal exchange on which the Common Stock of the Corporation is traded, if any, in each case as of the date of these Bylaws for membership on the audit committee of the Board, including any transition rules that may apply. The audit committee shall establish, and the Board shall authorize and approve, a written audit committee charter in accordance with the rules of the principal exchange on which the Common Stock of the Corporation is traded, if any, as amended from time to time.

         (c) The Board shall have a compensation committee meeting the independence requirements set forth in the listing standards of the principal exchange on which the Common Stock of the Corporation is traded, if any, as of the date of these Bylaws for membership on the compensation committee of the Board, including any transition rules that may apply. The compensation committee shall establish, and the Board shall authorize and approve, a written compensation committee charter in accordance with the rules of the principal exchange on which the Common Stock of the Corporation is traded, if any, as amended from time to time.

         (d) The Board shall have nominating and governance committee meeting the independence requirements set forth in the listing standards of the principal exchange on which the Common Stock of the Corporation is traded, if any, as of the date of these Bylaws for membership on the nominating and governance committee of the Board, including any transition rules that may apply. The nominating and governance committee shall establish, and the Board shall authorize and approve, a written nominating and governance committee charter in accordance with the rules of the principal exchange on which the Common Stock of the Corporation is traded, if any, as amended from time to time.

         (e) Unless the Board shall otherwise provide, a majority of any committee may fix the time and place of its meetings and may determine its action. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.4 of these Bylaws. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any committee. Notwithstanding paragraph (a) of this Bylaw, nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not Directors; provided, however, that no such committee shall have or may exercise any authority of the Board.

         Section 3.9. Action by Consent of Board or Committee. The Board and any committee thereof may act without a meeting so long as all members of the Board or committee shall have consented thereto in writing or by electronic transmission and such written consent or electronic transmission is filed with the minutes of the proceedings of the Board or committee, as appropriate.

         Section 3.10. Records. The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

                                   ARTICLE IV
                                    OFFICERS

         Section 4.1. Officers. The officers of the Corporation shall be elected by, and serve at the pleasure of, the Board. Such officers shall have the authority and duties delegated to each of them, respectively, by these Bylaws or the Board from time to time. The officers of the Corporation may be a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer, and such other officers (including, without limitation, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents) as the Board from time to time may deem proper. The Board may from time to time elect such other officers (including one or more Vice Presidents, Controllers, Assistant Secretaries and Assistant Treasurers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board, as the case may be. Any number of offices may be held by the same person. The salary of the Chief Executive Officer shall be fixed from time to time by, and the salaries of the other executive officers elected by the Board shall be recommended from time to time by, the compensation committee of the Board, if such committee is then established or, if such committee is not then established, by the Board or by such officers as may be designated by resolution of the Board.

         Section 4.2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board at the regular meeting of the Board held after the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such person's successor shall have been duly elected and shall have qualified or until such person's death or until he or she shall resign or be removed pursuant to Section 4.9.


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

         Section 4.3. Chairman of the Board. The Directors shall elect the Chairman of the Board from among the Directors. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board. He or she shall make reports to the Board and the stockholders and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Chairman of the Board may also serve as President or Chief Executive Officer, if so elected by the Board. The Directors also may elect a vice-chairman to act in the place of the Chairman of the Board upon his or her absence or inability to act.

         Section 4.4. Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and shall perform all duties and have all powers that are commonly incidental to the office of chief executive, which may be required by law and all such other duties as are properly required of or delegated to him or her by the Board. Unless the Board has elected a vice-chairman and such vice-chairman is able to act in the place of the Chairman of the Board, the Chief Executive Officer, if he or she is also a director, shall, in the absence, or because of the inability to act, of the Chairman of the Board, perform all duties of the Chairman of the Board and preside as chairman at all meetings of stockholders and the Board.

         Section 4.5. President. The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The President shall have such other powers and shall perform such other duties as shall be properly assigned or delegated to him or her by the Board or the Chairman of the Board.

         Section 4.6. Vice Presidents. Each Executive Vice President, Senior Vice President and Vice President shall have such powers and shall perform such duties as shall be properly assigned or delegated to him or her by the Board or the Chairman of the Board or such duties as are customarily performed by such officer.

         Section 4.7. Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositories in the manner provided by resolution of the Board. The Treasurer shall, in general, perform all duties and have all powers that are commonly incident to the office of the Treasurer and shall have such further powers and duties and shall be subject to such directions as may be properly granted or imposed from time to time by the Board or the Chairman of the Board.

         Section 4.8. Secretary. The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders. The Secretary shall see that all authorized notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties and have all powers that are commonly incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board or the Chairman of the Board.

         Section 4.9. Removal. Any officer elected by the Board may be removed at any time, with or without cause, by the Board whenever, in the judgment of the Board, the best interests of the Corporation would be served thereby.

         Section 4.10. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board.

         Section 4.11. Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

                                   ARTICLE V
                        STOCK CERTIFICATES AND TRANSFERS

         Section 5.1. Stock Certificates and Transfers. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by such person's attorney, upon surrender for cancellation of certificates for at least the same number of shares (except where a certificate is issued in accordance with Section 5.2 below), with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. All or any of the signatures on such certificates may be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing provisions regarding share certificates, but subject to the requirements and limitations of applicable law, the Board may provide that some or all of any or all classes or series of the Corporation's common or any preferred shares may be uncertificated shares.

         Section 5.2. Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board or any financial officer may in its or such person's discretion require.

                                   ARTICLE VI
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 6.1. Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, amounts paid or to be paid in settlement and excise taxes or penalties arising under the Employment Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith; provided, however, that, except as provided in Section
6.2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section 6.1 shall be a contract right. The Corporation shall prepay the expenses incurred in defending any such proceeding in advance of its final disposition, any advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the DGCL requires, the payment of such expenses incurred by a Director or officer in such person's capacity as a Director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section 6.1 or otherwise. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee, trustee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation and may enter into Indemnity Agreements to such effect.

         Section 6.2. Right of Claimant to Bring Suit. If a claim under Section
6.1 of this Article VI is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the circumstances that the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 6.3. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise. No repeal or modification of this Article VI shall in any way diminish or adversely affect the rights of any Director, officer, employee, trustee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

         Section 6.4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee, trustee or agent of the Corporation or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

         Section 6.5. Severability. If any provision or provisions of this
Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision or provisions held invalid, illegal or unenforceable.

         Section 6.6. Expenses as a Witness. To the extent that any Director or officer of the Corporation is by reason of such position, or a position as a director, officer, trustee, employee or agent with another entity at the request of the Corporation, a witness in any action, suit of proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred in connection therewith.

         Section 6.7. Nature of Rights. The rights conferred upon indemnitees by this Article VI shall continue as to an indemnitee who has ceased to be a Director or officer and shall inure to the benefit of such indemnitee's heirs, executors and administrators. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                  ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         Section 7.1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year, unless the Board shall determine otherwise by resolution.

         Section 7.2. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

         Section 7.3. Seal. The corporate seal, if any, shall have inscribed thereon the words "Corporate Seal," the year of incorporation and the word "Delaware."

         Section 7.4. Waiver of Notice. Whenever any notice is required to be given to any stockholder or Director under the provisions of the DGCL or these Bylaws, a waiver thereof by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board or any committee thereof need be specified in any waiver of notice of such meeting.

         Section 7.5. Resignations. Any Director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board or the stockholders to make any such resignation effective.

                                  ARTICLE VIII
                 CONTRACTS; VOTING SECURITIES OF OTHER ENTITIES

         Section 8.1. Contracts. Except as otherwise required by law, the Certificate of Incorporation, a Preferred Stock Designation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Unless provided otherwise by resolution of the Board, the Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President, Senior Vice President or Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President, Senior Vice President or Vice President of the Corporation may delegate contractual powers to others under such person's authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

         Section 8.2. Action with Respect to Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board, the Chairman of the Board, the Chief Executive Officer, the President or any officer authorized by one of them shall have the power to vote and otherwise act, appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock, other securities or interests in any other entity, any of whose stock or other securities or interests may be held by the Corporation, at meetings of the holders of the stock, other securities or interests, of such other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper and otherwise exercise any and all rights and powers that the Corporation may possess by reason of its ownership of stock, other securities or interests in such other entity.

                                   ARTICLE IX
                                   AMENDMENTS

         These Bylaws may be altered, amended or repealed and new Bylaws may be adopted (a) at any annual or special meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat; or (b) by the affirmative vote of a majority of the Whole Board; provided that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of such Bylaws must be contained in the notice of such special meeting.

                            CERTIFICATE BY SECRETARY

         The undersigned, being the secretary of the Corporation, hereby certifies that the foregoing Bylaws were duly approved and adopted by the Board effective on , 2005.

         IN WITNESS WHEREOF, I have signed this certification on this day of , 2005.



                                     ----------------------------------------

                                            Rhys R. Reese, Secretary
















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